UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 23, 2014

Alliance Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

United States	000-54246	56-2637804
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

541 Lawrence Road, Broomall, Pennsylvania		19008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 353-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

(a) An Annual Meeting of Shareholders of Alliance Bancorp, Inc. of Pennsylvania (the “Corporation”) was held on April 23, 2014.
(b)           There were 4,341,435 shares of common stock, par value $.01 per share, of the Corporation (“Common Stock”) eligible to be voted at the Annual Meeting and there were 4,123,261 shares of Common Stock represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

   The items voted upon at the Annual Meeting and the results of the vote on each proposal were as follows:

1.            Election of directors for a three year term:

	FOR	WITHHELD	BROKER NON-VOTES
Philip K. Stonier	3,110,391	271,121	741,749
Timothy E. Flatley	3,110,391	271,121	741,749
Howard Henick	3,207,502	174,010	741,749

Election of director for a one-year term:

	FOR	WITHHELD	BROKER NON-VOTES
Peter J. Meier	2,683,466	698,046	741,749

2.           To approve a non-binding resolution to approve the compensation of the Corporation’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,014,174	263,963	103,375	741,749

3.           To ratify the appointment by the audit committee of the Corporation’s board of directors of BDO USA, LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2014:

FOR	AGAINST	ABSTAIN
4,016,264	57,837	49,160

Each of the nominees were elected as directors, the proposal to adopt a non-binding resolution to approve the compensation of our named executive officers was adopted, and the proposal to ratify the appointment of BDO USA, LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2014 was adopted by the shareholders of the Corporation at the Annual Meeting.

ITEM 8.01	Other Events

On April 23, 2014, the Corporation’s Board of Directors declared a regular quarterly cash dividend on the Common Stock of $.05 per share, payable on May 23, 2014 to shareholders of record at the close of business on May 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE BANCORP, INC. OF PENNSYLVANIA

Date: April 23, 2014	By:	/s/Peter J. Meier
Peter J. Meier
Executive Vice President and
Chief Financial Officer